Filed Pursuant to Rule 424(b)(5)

PROSPECTUS SUPPLEMENT

(To Prospectus Dated September 14, 2017)       Registration Statement No.: 333-220155

$5,000,000 to $50,000,000

Common Stock

(priced at 87.5% to market price)

AXIM Biotechnologies, Inc.

Common Stock

We have entered into a Stock Purchase Agreement (the “Agreement”) with a sophisticated investor (the “Investor”), relating to shares of our common stock, $0.0001 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Agreement, we may offer and sell shares of our common stock to the Investor having an aggregate offering price of not more than $50 million. The Investor may not terminate the Agreement prior to funding at least $5 million pursuant to the terms thereof. See, “Plan of Distribution” on page S-14 of this prospectus supplement.

Our common stock is listed on the OTCQB under the symbol “AXIM.” The last reported sale price of our common stock on April 17, 2018 was $5.33 per share.

On December 28, 2017, we retained H.C. Wainwright & Co., LLC (“Wainwright”) as our exclusive placement agent for a period of four (4) months to use its reasonable best efforts to solicit offers to purchase the Company’s securities. Although the sale of the common stock to the Investor was not solicited by Wainwright, pursuant to the terms of the Wainwright placement agreement, we are obligated to pay to Wainwright a cash fee equal to 3.5% of the gross amount received by the Company from the Investor prior to the expiration of the Wainwright agreement, or April 28, 2018. It is anticipated that from the time of this prospectus supplement until April 28, 2018, the Company will submit one or more requests for funding to the Investor in the aggregate amount of $500,000, pursuant to the terms of the Agreement. As a result, the Company will owe and pay to Wainwright a fee equal to 3.5% of such amount, if such request for funding occurs prior to April 28, 2018.

Investing in our securities involves a high degree of risk. See “Risk Factors,” beginning on page S-4 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 18, 2018

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

PROSPECTUS SUMMARY	1
RISK FACTORS	3
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION	10
USE OF PROCEEDS	10
DESCRIPTION OF CAPITAL STOCK	10
PLAN OF DISTRIBUTION	13
LEGAL MATTERS	14
EXPERTS	14
WHERE YOU CAN FIND MORE INFORMATION	14
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	15

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Throughout this prospectus supplement and accompanying prospectus, unless the context specifies or implies otherwise, the terms “Company,” “AXIM,” “we,” “us,” and “our” refer to AXIM Biotechnologies, Inc.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information that we incorporated by reference herein and therein.

The Company

AXIM is an innovative biotechnology company focusing on research, development and production of pharmaceutical products, genetically controlled botanical products, and extraction and purification of cannabinoids technologies. We believe to be setting the green standard for cannabinoid bioscience through the discovery and commercialization of new materials and technologies for healthy living, all while respecting the environment. To that end, we anticipate pursuing the following activities:

•Conducting a clinical trial at the Free University of Amsterdam, The Netherlands in collaboration with the University of Plymouth, UK as well as an academic center in the USA for a novel, patented controlled-release delivery form of cannabinoids for treatment of chronic pain and spasticity in patients with multiple sclerosis. The anticipated duration of the trials prior to FDA/ EMA registration is 12 months.

•Conducting clinical trials at the university of Wageningen, The Netherlands on patients with irritable bowel syndrome, inflammatory bowel disease, ulcerative colitis and Crohn’s disease using innovative, (patented and patent pending technologies) delivery mechanisms containing various cannabinoids.

•Conducting a clinical trial at the University of British Columbia, Canada on patients suffering of illicit drug-related psychosis using innovative, (patented) delivery mechanisms containing cannabinoids. This trial is awaiting approval by Health Canada and will result in an NDA.

•Completing a proof of concept clinical trial at the Dermatological Center Maurits Clinic The Hague, The Netherlands on patients with psoriasis and atopic dermatitis using innovative, (patent pending and patented) delivery mechanisms containing unique cannabinoids.

•Development of novel (patent pending) pharmaceutical cannabinoid and opioid-agonist/ anatagonist-based preparations “CannQuit™” formulations for tobacco, opioid and cannabis dependence treatment.

•Development of novel (patent pending) antibacterial “Cannocyn ™” and antifungal “Cannonych ™” preparations based on unique cannabinoids.

•Development and commercialization of oral healthcare products, “Oraximax™”, based on cannabigerol (patent pending).

•Development and commercialization of cosmetic care line “Renecann™” (patent pending).

•Development of ophthalmological pharmaceutical “CannBleph ™” and OTC “OphthoCann ™” preparations based on unique combinations of cannabinoids (patent pending).

•Preparations and Development of Axim’ pipeline of pharmaceutical products for the following indications: Chronic Neuropathic Pain, Dementia, Restless leg syndrome and Parkinson’s disease

•Completion of contractual agreements for production and export of over 20 novel, trademark-protected formulations with partners in Europe, Israel and South and North America

•Production of novel pharmaceutical formulations for pharmaceutical companies from the US and Israel. One of these is for a condition designated as an orphan disease. The other is for production of pharmaceutical product based on our proprietary delivery platform utilizing synthetic cannabinoids.

•Development of new active pharmaceutical ingredient molecules including, prodrug formulations.

•Completion of a land purchase in the city of Almere, in the province of Flevoland, The Netherlands for building of a state of the art extraction/ purification facility as well as a factory for pharmaceutical, nutriceutical and consumer products preparations as well as an innovative, environmentally-friendly; “box in a box”-design center for R&D and manufacturing for AXIM as well as third parties. This will result in a full vertical integration of the company.

•Importation from Italy, and the Netherlands of pharmaceutical grade hemp oil to Europe and North America. Some of these products will be converted by AXIM from lipophilic to hydrophilic forms based on proprietary process (patent pending).

•Development of sustainable biofuel compositions derived from industrial hemp by-products, such as our high-energy output hemp coal “CannaCoal™.”

We were incorporated in the State of Nevada on November 18, 2010, as AXIM International, Inc. (Inception). On July 24, 2014, we changed our name to AXIM Biotechnologies, Inc. to better reflect our business operations. On August 7, 2014, we incorporated a wholly owned Nevada subsidiary named Axim Holdings, Inc. to help facilitate the business operations of the Company.

On May 11, 2015, we entered into a 50 year, worldwide, exclusive intellectual property licensing agreement (“Agreement”) with CanChew Biotechnologies, LLC (“CanChew”). As compensation for the Agreement, CanChew received 5,826,706 restricted shares of the Company’s common stock and a royalty fee of approximately 2-3% of all gross sales derived from products produced under the Agreement. So long as we are in compliance with the Agreement, we have the option to purchase the licensed intellectual property after 5 years at a purchase price equal to fifty percent (50%) of the annual royalty fee paid

On November 15, 2014, we entered into Reservation Agreement with the City of Almere, The Netherlands, whereby we were granted an option to purchase 5,328 square meters of land in the City of Almere. We had planned to construct an office building on the site featuring: a clean laboratory zone, storage areas, office and technical rooms as well as manufacturing facility furnishings. The purchase price for the land is 1,154,844 Euros. After having paid two reservation fees for options to purchase the property, we decided not to move ahead with the purchase of the property and recorded an expired reservation fee of $71,155.

Our authorized capital stock currently consists of 300,000,000 shares of common stock and 5,000,000 shares of preferred stock. Our common stock is quoted on the OTCQB under the symbol “AXIM.”

Our principal corporate headquarters are located at 45 Rockefeller Plaza, 20th Floor, Suite 83, New York, New York 10111. Our website address is www.aximbiotech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.The trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

THE OFFERING

IssuerAXIM Biotechnologies, Inc.

Common Stock OfferedShares having an aggregate offering price of not more than $50,000,000

Manner of OfferingSales made from time to time to Cross & Company, a Nevada corporation, pursuant to the terms of the Stock Purchase Agreement (see description below)

Use of ProceedsWe intend to use the proceeds for working capital and general corporate purposes, which include, but are not limited to, advancing the development of our product portfolio and general and administrative expenses. See “Use of Proceeds” on page S-13.

Risk FactorsThe investment involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing our our securities.

OTCQB SymbolAXIM

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described herein. If any of these risks actually occurs, our business, financial condition or results of operations could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to Our Business

Our product candidates, if approved, may be unable to achieve the expected market acceptance and, consequently, limit our ability to generate revenue from new products.

Even when product development is successful and regulatory approval has been obtained, our ability to generate significant revenue depends on the acceptance of our products by physicians and patients. We cannot assure you that Cannocyn™, Cannonych™, Oraximax™ or our other product candidates will achieve the expected market acceptance and revenue if and when they obtain the requisite regulatory approvals. The market acceptance of any product depends on a number of factors, including the indication statement and warnings approved by regulatory authorities in the product label, continued demonstration of efficacy and safety in commercial use, physicians’ willingness to prescribe the product, reimbursement from third-party payers such as government health care systems and insurance companies, the price of the product, the nature of any post-approval risk management plans mandated by regulatory authorities, competition, and marketing and distribution support. Any factors preventing or limiting the market acceptance of our products could have a material adverse effect on our business, results of operations and financial condition.

We are dependent on the success of our product candidates, none of which may receive regulatory approval or be successfully commercialized.

Our success will depend on our ability to successfully commercialize our product pipeline. Products in our pipeline may never receive U.S. regulatory approval for the treatment of planned indications. Even if completed Phase 3 clinical trials and/or Phase 3 clinical trials conducted for U.S. approval show positive results, there can be no assurance that the FDA will approve any product candidate for any given indication for several potential reasons, including failure to follow Good Clinical Practice, or GCP, negative assessment of risk to benefit, unacceptable risk of abuse or diversion, insufficient product quality control and standardization, non-GMP compliant manufacturing facilities and in the absence of a protocol agreed through the FDA’s Special Protocol Assessment process, refusal by FDA to accept our clinical trial design/or failure to agree on appropriate clinical endpoints.

Our ability to successfully commercialize our product candidates will depend on, among other things, our ability to:

•successfully complete pre-clinical studies and clinical trials, including human factors testing requirements and the assessment of abuse potential;

•demonstrate to the FDA and similar foreign regulatory authorities that efficacy of Cannocyn, Cannonych, Oraximax, Renecann or any other product candidates in clinical trials, can be attributed to the investigative product and not exclusively to its interaction with concomitant medications;

•receive regulatory approvals from the FDA and similar foreign regulatory authorities;

•produce, through a validated process, in manufacturing facilities inspected and approved by regulatory authorities, including the FDA, sufficiently large quantities of the product candidate, to permit successful commercialization;

•build and maintain strong sales, distribution and marketing capabilities sufficient to launch commercial sales of our product candidates, or otherwise establish collaborations with third parties for the commercialization of our product candidates;

•secure acceptance of our product candidates from physicians, health care payers, patients and the medical community;

•manage our spending as costs and expenses increase due to clinical trials and commercialization; and

•obtain and enforce sufficient intellectual property for our product candidates.

Our failure or delay with respect to any of the factors above could have a material adverse effect on our business, results of operations and financial condition.

We have not commercialized any products to date.

We have yet to bring a product to market. Even if we obtain regulatory approval for a product, our future success will still depend on our ability to successfully commercialize our products which depends on a number of factors beyond our control, including the willingness of physicians to prescribe our products to patients, payers’ willingness and ability to pay for the drug, the level of pricing achieved, patients’ response to our products, the ability of our marketing partners to generate sales and our ability to manufacture products on a cost effective and efficient basis. If we are not successful in the commercialization of our products, our business, results of operations and financial condition may be harmed.

We expect to face competition from companies with greater resources than we have.

The pharmaceutical industry is highly competitive and subject to rapid change. There are many developers of hemp-based consumer products as well as large, well-funded pharmaceutical companies that do not offer hemp-based products but may do so in the future. Many of these competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than we have. Some of these competitors and potential competitors have more experience than we have in the development of pharmaceutical products, including validation procedures and regulatory matters. If we are unable to compete successfully, our commercial opportunities will be reduced and our business, results of operations and financial conditions may be materially harmed.

Our products contain controlled substances, the use of which may generate public controversy.

Since our other product candidates contain controlled substances, their regulatory approval may generate public controversy. Political and social pressures and adverse publicity could lead to delays in approval of, and increased expenses for our product candidates. These pressures could also limit or restrict the introduction and marketing of our product candidates. Adverse publicity from cannabis misuse or adverse side effects from cannabis or other cannabinoid products may adversely affect the commercial success or market penetration achievable by our product candidates. The nature of our business attracts a high level of public and media interest, and in the event of any resultant adverse publicity, our reputation may be harmed.

We have significant and increasing liquidity needs and may require additional funding.

Our operations have consumed substantial amounts of cash since inception. For the year ended December 31, 2015, we reported a net operating cash outflow of $10,092,767 and a net cash outflow from investing activities of $16,780. For the year ended December 31, 2016, we reported a net operating cash outflow of $5,809,906 and a net cash outflow from investing activities of $0.

Research and development, management and administrative expenses and cash used for operations will continue to be significant and may increase substantially in future connection with new research and development initiatives, clinical trials, product commercialization efforts and as we prepare for the potential commercial launch of our product candidate and continue to grow as a public company. We may need to raise additional capital to fund our operations, continue to conduct clinical trials to support potential regulatory approval of marketing applications, and to fund commercialization of our products.

The amount and timing of our future funding requirements will depend on many factors, including, but not limited to:

•the timing of FDA approval, if any, and approvals of our product candidates, if at all;

•the timing and amount of revenue from sales of our products, or revenue from grants or other sources;

•the rate of progress and cost of our clinical trials and other product development programs;

•costs and timing of completion of expanded in-house manufacturing facilities as well as any outsourced growing and commercial manufacturing supply arrangements for our product candidates;

•costs of operating as a public company;

•the effect of competing technological and market developments; and

•personnel, facilities and equipment requirements.

While we expect to fund our future capital requirements from a number of sources including cash flow from operations, the proceeds from this public offering, the proceeds from the exercise of stock options, we cannot assure you that any of these funding sources will be available to us on favorable terms, or at all. Further, even if we can raise funds from all of the above sources, the amounts raised may not be sufficient to meet our future capital requirements.

We may identify a material weakness in our internal control over financial reporting for future fiscal years. If we do not remediate material weaknesses or are unable to implement and maintain effective internal control over financial reporting in the future, the accuracy and timeliness of our financial reporting may be adversely affected.

We may discover future deficiencies in our internal controls over financial reporting, including those identified through testing conducted by us or subsequent testing by our independent registered public accounting firm. If we are unable to achieve effective internal control over financial reporting, or if our independent registered public accounting firm determines we continue to have a material weakness in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports and the market price of our common stock could decline.

Counterfeit versions of our products could harm our business.

Counterfeiting activities and the presence of counterfeit products in a number of markets and over the Internet continue to be a challenge for maintaining a safe drug supply for the pharmaceutical industry. Counterfeit products are frequently unsafe or ineffective, and can be life-threatening. To distributors and users, counterfeit products may be visually indistinguishable from the authentic version. Reports of adverse reactions to counterfeit drugs along with increased levels of counterfeiting could be mistakenly attributed to the authentic product, affect patient confidence in the authentic product and harm the business of companies such as ours. If our products were to be the subject of counterfeits, we could incur substantial reputational and financial harm.

We depend upon our key personnel and our ability to attract and retain employees.

Our future growth and success depend on our ability to recruit, retain, manage and motivate our employees. The inability to hire or retain experienced management personnel could adversely affect our ability to execute our business plan and harm our operating results. Because of the specialized scientific and managerial nature of our business, we rely heavily on our ability to attract and retain qualified scientific, technical and managerial personnel. The competition for qualified personnel in the pharmaceutical field is intense. Due to this intense competition, we may be unable to continue to attract and retain qualified personnel necessary for the development of our business or to recruit suitable replacement personnel.

Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with FDA regulations, provide accurate information to the FDA, comply with applicable manufacturing standards, comply with other federal and state laws and regulations, report information or data accurately or disclose unauthorized activities to us. Employee misconduct could also involve the improper use of information, including information obtained in the course of clinical trials, or illegal misappropriation of drug product, which could result in government investigations and serious harm to our reputation. It is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

Our proprietary information, or that of our customers, suppliers and business partners, may be lost or we may suffer security breaches.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, clinical trial data, our proprietary business information and that of our customers, suppliers and business partners, and personally identifiable information of clinical trial subjects and employees, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Although to our knowledge we have not experienced any such material security breach to date, any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disrupt our operations, damage our reputation, and cause a loss of confidence in our products and our ability to conduct clinical trials, which could adversely affect our business and reputation and lead to delays in gaining regulatory approvals for our product candidates in the future.

Legislative or regulatory reform of the health care system in the United States and foreign jurisdictions may affect our ability to profitably sell our products, if approved.

Our ability to commercialize our future products successfully, alone or with collaborators, will depend in part on the extent to which coverage and reimbursement for the products will be available from government and health administration authorities, private health insurers and other third-party payers. The continuing efforts of the U.S. and foreign governments, insurance companies, managed care organizations and other payers of health care services to contain or reduce health care costs may adversely affect our ability to set prices for our products which we believe are fair, and our ability to generate revenues and achieve and maintain profitability.

Specifically, in both the United States and some foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the health care system in ways that could affect our ability to sell our products profitably. For example, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or collectively the ACA, enacted in the United States in March 2010, substantially changes the way healthcare is financed by both governmental and private insurers. Proposals have been made to repeal or modify the ACA, but it is not clear at this point whether such proposals will be adopted.

We expect additional federal and state proposals and health care reforms to continue to be proposed by legislators, which could limit the prices that can be charged for the products we develop and may limit our commercial opportunity.

The continuing efforts of government and other third-party payers to contain or reduce the costs of health care through various means may limit our commercial opportunity. It will be time consuming and expensive for us to go through the process of seeking coverage and reimbursement from Medicare and private payers. Our products may not be considered cost effective, and government and third-party private health insurance coverage and reimbursement may not be available to patients for any of our future products or sufficient to allow us to sell our products on a competitive and profitable basis. Our results of operations could be adversely affected by ACA, changes to the ACA, and by other health care reforms that may be enacted or adopted in the future. In addition, increasing emphasis on managed care in the United States will continue to put pressure on the pricing of pharmaceutical products. Cost control initiatives could decrease the price that we or any potential collaborators could receive for any of our future products and could adversely affect our ability to generate revenue in the U.S. market and maintain profitability.

Clinical trials for our product candidates are expensive, time-consuming, uncertain and susceptible to change, delay or termination.

Clinical trials are expensive, time consuming and difficult to design and implement. Even if the results of our clinical trials are favorable, the clinical trials for a number of our product candidates are expected to continue for several years and may take significantly longer to complete. In addition, we, the FDA or other regulatory authorities, including state and local authorities may suspend, delay or terminate our clinical trials at any time, require us to conduct additional clinical trials, require a particular clinical trial to continue for a longer duration than originally planned, require a change to our development plans such that we conduct clinical trials for a product candidate in a different order, e.g., in a step-wise fashion rather than running two trials of the same product candidate in parallel, or the DEA could suspend or terminate the registrations and quota allotments we require in order to procure and handle controlled substances, for various reasons. Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

There is a high rate of failure for drug candidates proceeding through clinical trials.

Generally, there is a high rate of failure for drug candidates proceeding through clinical trials. We may suffer significant setbacks in our clinical trials similar to the experience of a number of other companies in the pharmaceutical and biotechnology industries, even after receiving promising results in earlier trials. Further, even if we view the results of a clinical trial to be positive, the FDA or other regulatory authorities may disagree with our interpretation of the data. In the event that we obtain negative results from clinical trials for our product candidates, or the FDA places a clinical hold on our trials due to potential Chemistry, Manufacturing and Controls issues or other hurdles or does not approve our NDA for our product candidates, we may not be able to generate sufficient revenue or obtain financing to continue our operations, our ability to execute on our current business plan will be materially impaired, our reputation in the industry and in the investment community would likely be significantly damaged and the price of our common stock would likely decrease significantly. In addition, our inability to properly design, commence and complete clinical trials may negatively impact the timing and results of our clinical trials and ability to seek approvals for our drug candidates.

Serious adverse events or other safety risks could require us to abandon development and preclude, delay or limit approval of our product candidates, or limit the scope of any approved label or market acceptance.

If any of our product candidates, prior to or after any approval for commercial sale, cause serious or unexpected side effects, or are associated with other safety risks such as misuse, abuse or diversion, a number of potentially significant negative consequences could result, including:

•regulatory authorities may interrupt, delay or halt clinical trials;

•regulatory authorities may deny regulatory approval of our product candidates;

•we may be required to change the way the product is administered or conduct additional clinical trials;

•our relationships with our collaboration partners may suffer;

•we could be sued and held liable for harm caused to patients; or

•our reputation may suffer. The reputational risk is heightened with respect to those of our product candidates that are being developed for pediatric indications.

We may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to participants or if preliminary data demonstrate that our product candidates are unlikely to receive regulatory approval or unlikely to be successfully commercialized. Furthermore, any of these events may result in labeling statements such as warnings or contraindications. In addition, such events or labeling could prevent us or our partners from achieving or maintaining market acceptance of the affected product and could substantially increase the costs of commercializing our product candidates and impair our ability to generate revenue from the commercialization of these products either by us or by our collaboration partners.

If third parties claim that intellectual property used by us infringes upon their intellectual property, our operating profits could be adversely affected.

There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the pharmaceutical industry. We may, from time to time, be notified of claims that we are infringing upon patents, trademarks, copyrights or other intellectual property rights owned by third parties, and we cannot provide assurances that other companies will not, in the future, pursue such infringement claims against us or any third-party proprietary technologies we have licensed. If we were found to infringe upon a patent or other intellectual property right, or if we failed to obtain or renew a license under a patent or other intellectual property right from a third party, or if a third party that we were licensing technologies from was found to infringe upon a patent or other intellectual property rights of another third party, we may be required to pay damages, including triple damages if the infringement is found to be willful, suspend the manufacture of certain products or reengineer or rebrand our products, if feasible, or we may be unable to enter certain new product markets. Any such claims could also be expensive and time consuming to defend and divert management’s attention and resources. Our competitive position could suffer as a result. In addition, if we have declined to enter into a valid non-disclosure or assignment agreement for any reason, we may not own the invention or our intellectual property, and our products may not be adequately protected. Thus, we cannot guarantee that our product candidates, or our commercialization thereof, does not and will not infringe any third party’s intellectual property.

Risks Related to Our Intellectual Property

We may not be able to adequately protect our product candidates or our proprietary technology in the marketplace.

Our success will depend, in part, on our ability to obtain patents, protect our trade secrets and operate without infringing on the proprietary rights of others. We rely upon a combination of patents, trade secret protection (i.e., know how), and confidentiality agreements to protect the intellectual property of Cannocyn, Cannonych, Oraximax, Renecann and our other product candidates. The strengths of patents in the pharmaceutical field involve complex legal and scientific questions and can be uncertain. Where appropriate, we seek patent protection for certain aspects of our products and technology. Filing, prosecuting and defending patents throughout the world would be prohibitively expensive, so our policy is to patent commercially potential technology in jurisdictions with significant commercial opportunities. However, patent protection may not be available for some of the products or technology we are developing. If we must spend significant time and money protecting, defending or enforcing our patents, designing around patents held by others or licensing, potentially for large fees, patents or other proprietary rights held by others, our business, results of operations and financial condition may be harmed. We may not develop additional proprietary products that are patentable.

Many companies have encountered significant problems in protecting, defending and enforcing intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property rights, particularly those relating to pharmaceuticals, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

Risks Related to Controlled Substances

Controlled substance legislation differs between countries and legislation in certain countries may restrict or limit our ability to sell hemp-based consumer products.

Most countries are parties to the Single Convention on Narcotic Drugs 1961, which governs international trade and domestic control of narcotic substances, including cannabis extracts. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to our obtaining regulatory approval for our hemp-based consumer products in those countries. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit our hemp-based consumer products to be marketed, or achieving such amendments to the laws and regulations may take a prolonged period of time. In the case of countries with similar obstacles, we would be unable to market our hemp-based consumer products in countries in the near future or perhaps at all if the laws and regulations in those countries do not change.

The product candidates we are developing will be subject to U.S. controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during clinical development and post approval, and our financial condition.

The product candidates we are developing contain controlled substances as defined in the federal Controlled Substances Act of 1970, or CSA. Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Pharmaceutical products approved for use in the United States which contain a controlled substance are listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription.

While cannabis is a Schedule I controlled substance, products approved for medical use in the United States that contain cannabis or cannabis extracts should be placed in Schedules II-V, since approval by the FDA satisfies the “accepted medical use” requirement. If and when any of our product candidates receive FDA approval, the DEA will make a scheduling determination and place the product in a schedule other than Schedule I in order for it to be prescribed to patients in the United States.

DEA registration and inspection of facilities. Facilities conducting research, manufacturing, distributing, importing or exporting, or dispensing controlled substances must be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA to prevent drug loss and diversion. All these facilities must renew their registrations annually, except dispensing facilities, which must renew every three years. The DEA conducts periodic inspections of certain registered establishments that handle controlled substances. Obtaining the necessary registrations may result in delay of the importation, manufacturing or distribution of our product candidates. Furthermore, failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings.

State-controlled substances laws. Individual states have also established controlled substance laws and regulations. Though state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule our product candidates as well. While some states automatically schedule a drug based on federal action, other states schedule drugs through rulemaking or a legislative action. State scheduling may delay commercial sale of any product for which we obtain federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product. We or our partners must also obtain separate state registrations, permits or licenses in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law.

Clinical trials. Because our hemp-based products contain cannabis extracts, which are Schedule I substances, to conduct clinical trials with in the United States prior to approval, each of our research sites must submit a research protocol to the DEA and obtain and maintain a DEA researcher registration that will allow those sites to handle and dispense our products and to obtain the product from our importer. If the DEA delays or denies the grant of a research registration to one or more research sites, the clinical trial could be significantly delayed, and we could lose clinical trial sites. The importer for the clinical trials must also obtain a Schedule I importer registration and an import permit for each import.

Manufacture in the United States. If, because of a Schedule II classification or voluntarily, we were to conduct manufacturing or repackaging/relabeling in the United States, our contract manufacturers would be subject to the DEA’s annual manufacturing and procurement quota requirements. Any delay or refusal by the DEA in establishing our, or our contract manufacturers’, procurement and/or production quota for controlled substances could delay or stop our clinical trials or product launches, which could have a material adverse effect on our business, financial position and operations.

Distribution in the United States. If any of our product candidates is scheduled as Schedule II or III, we would also need to identify wholesale distributors with the appropriate DEA and state registrations and authority to distribute the product to pharmacies and other health care providers. We would need to identify distributors to distribute the product to pharmacies; these distributors would need to obtain Schedule II or III distribution registrations. The failure to obtain, or delay in obtaining, or the loss any of those registrations could result in increased costs to us. If any of our product candidates is a Schedule II drug, pharmacies would have to maintain enhanced security with alarms and monitoring systems and they must adhere to recordkeeping and inventory requirements. This may discourage some pharmacies from carrying either or both of these products. Furthermore, state and federal enforcement actions, regulatory requirements, and legislation intended to reduce prescription drug abuse, such as the requirement that physicians consult a state prescription drug monitoring program may make physicians less willing to prescribe, and pharmacies to dispense, Schedule II products.

The approval and use of medical and recreational marijuana in various U.S. states may impact our business.

There is a substantial amount of change occurring in various states of the United States regarding the use of medical and recreational marijuana. While marijuana is a Schedule I substance as defined under federal law, and its possession and use is not permitted according to federal law, a number of individual states have enacted state laws to enable possession and use of marijuana for medical purposes, and in some states for recreational purposes also. Our business is quite distinct from that of crude herbal marijuana, however, our prospects may be impacted by developments of these laws at the state level in the United States.

Risks Related to our Stockholders and Shares of Common Stock

We are controlled by our management.

Our management currently beneficially owns a majority share of the issued and outstanding Common Stock of the Company. Consequently, management has the ability to influence control of the operations of the Company and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•Election of our board of directors (the “Board of Directors”);

•Removal of directors;

•Amendment to the Company’s articles of incorporation or bylaws; and

•Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

We have never paid dividends on our Common Stock.

We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Registrant to further its business strategy.

Our stockholders may engage in a transaction to cause the Company to repurchase its shares of Common Stock.

In order to provide an interest in the Company to third parties, our stockholders may choose to cause the Company to sell Company securities to one or more third parties, with the proceeds of such sale(s) being utilized by the Company to repurchase shares of Common Stock held by it. As a result of such transaction(s), our management, stockholder(s) and Board of Directors may change.

We have issued Preferred Stock.

Our Articles of Incorporation authorizes the issuance of up to 5,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by the Board of Directors. There are currently 1,000,000 shares of Preferred Stock outstanding. The holders of our Preferred Stock have voting control of the Company. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. See “Description of Capital Stock” for more information.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement contains and incorporates by reference certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other statements that we make. All statements that are not descriptions of historical facts are forward-looking statements. These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” or “anticipates” or similar terminology. These forward-looking statements include, among others, statements regarding the timing of our clinical trials, our cash position and future expenses, and our future revenues.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and we assume no duty to update forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. See “Risk Factors” on page S-4 of this prospectus supplement for more information. These factors and the other cautionary statements made in this prospectus and the documents we incorporate by reference should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus and the documents we incorporate by reference.

We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the Securities and Exchange Commission, which are available at www.sec.gov. You are encouraged to review the Risk Factors included in this prospectus supplement and under the heading “Item 1A. Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2017 and our other filings with the Securities and Exchange Commission.

USE OF PROCEEDS

We will have broad discretion in the use of the net proceeds from any sale of securities offered under this prospectus supplement. We intend to use the net proceeds for working capital and general corporate purposes, which include, but are not limited to, advancing the development of our product portfolio, and general and administrative expenses.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

The net tangible book value of our common stock as of December 31, 2017 was approximately $<6,364,049>, or approximately $<0.11> per share. Net tangible book value per share represents the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for each share of common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of shares of our common stock in the aggregate amount of $50,000,000, at an assumed offering price of $5.30 per share, the last reported sale price of our common stock on April 16, 2018 on the OTCQB, after deducting estimated offering expenses (as described in Part II of the Registration Statement), our as-adjusted net tangible book value as of December 31, 2017 would have been approximately $43,576,924 or approximately $0.66 per share. This represents an immediate increase in net tangible book value of approximately $0.77 per share to our existing stockholders and an immediate dilution in as-adjusted net tangible book value of approximately $4.64 per share to new purchasers of our common stock in this offering, as illustrated by the following table:

Assumed Offering price per share		$5.30
Net tangible book value per share as of December 31, 2017	$<0.11>
Increase per share attributable to this offering	$0.77
As-adjusted net tangible book value per share as of December 31, 2017, after giving effect to this offering		$0.66
Dilution per share to investor participating in this offering		$4.64

The table above assumes, for illustrative purposes only, an aggregate of 9,433,962 shares of our common stock are sold at a price of $5.30 per share, for aggregate gross proceeds of $50,000,000. The shares, if any, sold in this offering will be sold from time to time at various prices.

An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.30 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50,000,000 is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.68 per share and result in an immediate dilution in as-adjusted net tangible book value of approximately $5.62 per share to the investor in this offering, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.30 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50,000,000 is sold at that price, would adjust the adjusted net tangible book value per share after the offering to $0.64 per share and result in an immediate dilution in as-adjusted net tangible book value of $3.66 per share to the purchaser of our common stock in this offering, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

PLAN OF DISTRIBUTION

Stock Purchase Agreement

On April 16, 2018, we entered into a Stock Purchase Agreement (the “Agreement”) with Cross & Company, a Nevada corporation (the “Investor”), pursuant to which the Investor agreed to purchase, upon our written request, shares of our common stock registered under the Registration Statement on Form S-3 filed by the Company on August 24, 2017,and declared effective by the Securities and Exchange Commission on September 14, 2017 (the “Registration Statement”), for an aggregate purchase price of up to $50 million. The Investor has the right to terminate the Agreement at any time after having funded at least $5 million in requests by the Company. The shares sold under the Agreement shall not exceed 12,000,000, which is the number of shares available under the Registration Statement.

At any time during the term of the Agreement, the Company may submit to the Investor one or more written Notices (as defined in the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1) specifying the number of shares to be sold by the Company and purchased by the Investor. Within one (1) business day after receipt of the Notice, the Investor shall purchase such number of shares; provided, that during any calendar month the Company may not, without the Investor’s written consent, submit Notices for shares having, in the aggregate, a purchase price in excess of $500,000. The purchase price for the shares subject to Notice shall be equal to 87.5% of the closing price of the Company’s common stock on the date of the Notice.

The purchase price paid by the Investor pursuant to a Notice may be subject to adjustment. Upon the earlier of (i) ten (10) trading days following DWAC receipt by the Investor of the shares purchased pursuant to a Notice, and (ii) the date upon which the sale of all shares pursuant to a Notice have been sold by the Investor (the “Adjustment Period”), the Company shall determine the Adjusted Purchase Price, which is defined in the Agreement as 92.5% of the lowest trading price of the Company’s common stock during the Adjustment Period. If the purchase price paid for the shares by the Investor exceeds the amount of the Adjusted Purchase Price, then the Investor shall be entitled to a True-Up Payment, which is defined as the amount by which the purchase price paid for the shares exceeds the Adjusted Purchase Price.

At its election and in the event a True-Up Payment is due, the Company may make payment to the Investor in cash or delivery of additional shares. If the Company elects to make payment in additional shares, such shares shall be subject to the same true-up mechanism described for the initially issued shares under the Notice.

During the term of the Agreement, neither the Investor nor any of its affiliated persons or entities shall engage in (i) any short sale of any security of the Company, or (ii) any sale of any security of the Company that the Investor does not own, or (iii) any sale which is consummated by the delivery of a security of the Company borrowed by, or for the account of, the Investor.

The term of the Agreement is two (2) years, unless extended by the parties. The Agreement may be terminated by the Company, but not the Investor, at any time in its sole discretion. The Investor may terminate the Agreement only upon the occurrence of specified events, including (1) the Investor has purchased shares from the Company having a minimum purchase price of $5 million (not including any shares delivered as a True-Up Payment), or (2) (i) there has been a material breach of this Agreement by the Company, (ii) the Company has not timely filed (or obtained extensions in respect thereof) all reports required to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended; (iii) the Registration Statement, and any supplement or amendment thereof, shall no longer be current and effective or subject to a stop order by the Securities and Exchange Commission; (iv) trading in the Company's common stock has been halted or suspended for more than three (3) trading days; (v) the average daily dollar volume of the Company’s common stock for any period of twenty (20) consecutive trading days following the Effective Date is less than $50,000; (vi) the Company’s common stock is not DWAC eligible or is subject to a “DTC chill”; (vii) the price of the Company’s common stock closes at or less than $1.00 per share on three (3) or more trading days (even if non-consecutive trading days) following the Effective Date, or (viii) the Investor cannot locate a FINRA broker-dealer willing or able to accept the shares or true-up shares into “street name” and thereafter transact sales of such shares on behalf of the Investor.

The summary of the material provisions of the Agreement does not purport to be a complete statement of its terms and conditions. We are filing a copy of the Agreement with the Securities and Exchange Commission on a Current Report on Form 8-K concurrently with the filing of this prospectus supplement.

The Investor

Cross & Company, a Nevada corporation, is the Investor as defined in the Agreement. Cross & Company is wholly-owned by the spouse of James R. Arabia, who is the president of Cross & Company. Mr. Arabia and his spouse are not now and have never been a director, officer or employee of the Company. Mr. Arabia’s spouse is the sole owner of TL-66 LLC, a California limited liability company and Mr. Arabia is the president of TL-66, which directly owns 2,553,369 shares of the Company’s common stock, or 4.5% of the issued and outstanding capital stock.

LEGAL MATTERS

The validity of the shares offered by this prospectus supplement has been passed upon by Procopio, Cory, Hargreaves & Savitch LLP.

EXPERTS

RBSM LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements as of and for the years ended December 31, 2017 and December 31, 2016 are incorporated by reference in reliance on RBSM’s report, given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada Revised Statutes requires that the determination that indemnification is proper in a specific case must be made by: (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Article V of our By-laws provides that:

Except as may be hereinabove stated otherwise, the Corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them and each of them including but not limited to legal fees, judgment and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this Corporation.

Any amendment to or repeal of our Articles of Incorporation or by-laws shall not adversely affect any right or protection of any of our directors or officers for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

We maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as the forgoing provisions permit indemnification of directors, executive officers, or person controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus supplement. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about us and the securities. The rules and regulations of the Securities and Exchange Commission allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

In addition, any information we file with the SEC, including the documents incorporated by reference into this prospectus, is also available on the SEC’s website at http://www.sec.gov. We also maintain a web site at http://www.aximbiotech.com, which provides additional information about our company and through which you can also access our SEC filings. The information set forth on our web site is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-54296) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

(1)Our Annual Report on Form 10-K for the year ended December 31, 2017 filed on March 15, 2018;

(2)Our Current Report on Form 8-K filed on April 5, 2018;

(3)The description of our common stock contained in our Registration Statement on Form 10-12G filed on March 10, 2011, including any amendments or reports filed for the purpose of updating such description; and

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information below. We will provide copies of the exhibits to these filings only if they are specifically incorporated by reference in these filings.

AXIM Biotechnologies, Inc.

45 Rockefeller Plaza, 20th Floor, Suite 83

New York, NY 10111

Attn: Investor Relations

(844) 294-6246

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August [•], 2017

PROSPECTUS

10,000,000 Shares

AXIM Biotechnologies, Inc.

Common Stock

This prospectus relates to the sale of up to 10,000,000 shares of common stock of AXIM Biotechnologies, Inc. (“AXIM” or the “Company”).

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods or in any manner specified in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section of this prospectus entitled “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is quoted on the OTCQB under the symbol “AXIM.” The reported last sale price on August 18, 2017 was $6.60. You are urged to obtain current market quotations for our common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page [•].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2017

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you. You should read the entire prospectus carefully, including “Risk Factors,” before deciding to invest in our common stock. When we refer to “AXIM,” “Axim Biotech,” “we,” “our,” “us,” and the “Company” in this prospectus, we mean AXIM Biotechnologies, Inc. and its subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

The Company

AXIM is an innovative biotechnology company focusing on research, development and production of pharmaceutical products, genetically controlled botanical products, and extraction and purification of cannabinoids technologies. We believe to be setting the green standard for cannabinoid bioscience through the discovery and commercialization of new materials and technologies for healthy living, all while respecting the environment. To that end, we anticipate pursuing the following activities:

•Conducting a clinical trial at the Free University of Amsterdam, The Netherlands in collaboration with the University of Plymouth, UK as well as an academic center in the USA for a novel, patented controlled-release delivery form of cannabinoids for treatment of chronic pain and spasticity in patients with multiple sclerosis. The anticipated duration of the trials prior to FDA/ EMA registration is 12 months.

•Conducting clinical trials at the university of Wageningen, The Netherlands on patients with irritable bowel syndrome, inflammatory bowel disease, ulcerative colitis and Crohn’s disease using innovative, (patented and patent pending technologies) delivery mechanisms containing various cannabinoids.

•Conducting a clinical trial at the University of British Columbia, Canada on patients suffering of illicit drug-related psychosis using innovative, (patented) delivery mechanisms containing cannabinoids. This trial is awaiting approval by Health Canada and will result in an NDA.

•Completing a proof of concept clinical trial at the Dermatological Center Maurits Clinic The Hague, The Netherlands on patients with psoriasis and atopic dermatitis using innovative, (patent pending and patented) delivery mechanisms containing unique cannabinoids.

•Development of novel (patent pending) pharmaceutical cannabinoid and opioid-agonist/ anatagonist-based preparations “CannQuit™” formulations for tobacco, opioid and cannabis dependence treatment.

•Development of novel (patent pending) antibacterial “Cannocyn ™” and antifungal “Cannonych ™” preparations based on unique cannabinoids.

•Development and commercialization of oral healthcare products, “Oraximax™”, based on cannabigerol (patent pending).

•Development and commercialization of cosmetic care line “Renecann™” (patent pending).

•Development of ophthalmological pharmaceutical “CannBleph ™” and OTC “OphthoCann ™” preparations based on unique combinations of cannabinoids (patent pending).

•Preparations and Development of Axim’ pipeline of pharmaceutical products for the following indications: Chronic Neuropathic Pain, Dementia, Restless leg syndrome and Parkinson’s disease

•Completion of contractual agreements for production and export of over 20 novel, trademark-protected formulations with partners in Europe, Israel and South and North America

•Production of novel pharmaceutical formulations for pharmaceutical companies from the US and Israel. One of these is for a condition designated as an orphan disease. The other is for production of pharmaceutical product based on our proprietary delivery platform utilizing synthetic cannabinoids.

•Development of new active pharmaceutical ingredient molecules including, prodrug formulations.

•Completion of a land purchase in the city of Almere, in the province of Flevoland, The Netherlands for building of a state of the art extraction/ purification facility as well as a factory for pharmaceutical, nutriceutical and consumer products preparations as well as an innovative, environmentally-friendly; “box in a box”-design center for R&D and manufacturing for AXIM as well as third parties. This will result in a full vertical integration of the company.

•Importation from Italy, and the Netherlands of pharmaceutical grade hemp oil to Europe and North America. Some of these products will be converted by AXIM from lipophilic to hydrophilic forms based on proprietary process (patent pending).

•Development of sustainable biofuel compositions derived from industrial hemp by-products, such as our high-energy output hemp coal “CannaCoal™.”

We were incorporated in the State of Nevada on November 18, 2010, as AXIM International, Inc. (Inception). On July 24, 2014, we changed our name to AXIM Biotechnologies, Inc. to better reflect our business operations. On August 7, 2014, we incorporated a wholly owned Nevada subsidiary named Axim Holdings, Inc. to help facilitate the business operations of the Company.

On May 11, 2015, we entered into a 50 year, worldwide, exclusive intellectual property licensing agreement (“Agreement”) with CanChew Biotechnologies, LLC (“CanChew”). As compensation for the Agreement, CanChew received 5,826,706 restricted shares of the Company’s common stock and a royalty fee of approximately 2-3% of all gross sales derived from products produced under the Agreement. So long as we are in compliance with the Agreement, we have the option to purchase the licensed intellectual property after 5 years at a purchase price equal to fifty percent (50%) of the annual royalty fee paid

On November 15, 2014, the Company entered into Reservation Agreement with the City of Almere, The Netherlands, whereby the Company was granted an option to purchase 5,328 square meters of land in the City of Almere. The Company intends to construct an office building on the site featuring: a clean laboratory zone, storage areas, office and technical rooms as well as manufacturing facility furnishings. This facility will be fully compliant with GMP, GLP, FDA, EMA and ISO regulations. The purchase price for the land is 1,154,844 Euros. The Company has paid two reservation fees for options to purchase the property. The most recent reservation fee of 57,742 Euros is due and payable and extends the option to purchase until October 20, 2017. Should the Company purchase the property by October 20, 2017, the 23,000 Euros of the most recent reservation fee will be applied to the against the purchase price of the property. The total land surface of the property has been slightly increased by 6,000 square meters.

Our authorized capital stock currently consists of 300,000,000 shares of common stock and 5,000,000 shares of preferred stock. Our common stock is quoted on the OTCQB under the symbol “AXIM.”

Our principal corporate headquarters are located at 45 Rockefeller Plaza, 20th Floor, Suite 83, New York, New York 10111. Our website address is www.aximbiotech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. The trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

The Offering

Common stock offered by the Company	10,000,000 shares

Use of proceeds

We will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include acquisitions, working capital, capital expenditures and repayment or refinancing of all or a portion of our debt.

OTCQB ticker symbol	AXIM

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described herein. If any of these risks actually occurs, our business, financial condition or results of operations could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to Our Business

Our product candidates, if approved, may be unable to achieve the expected market acceptance and, consequently, limit our ability to generate revenue from new products.

Even when product development is successful and regulatory approval has been obtained, our ability to generate significant revenue depends on the acceptance of our products by physicians and patients. We cannot assure you that Cannocyn™, Cannonych™, Oraximax™ or our other product candidates will achieve the expected market acceptance and revenue if and when they obtain the requisite regulatory approvals. The market acceptance of any product depends on a number of factors, including the indication statement and warnings approved by regulatory authorities in the product label, continued demonstration of efficacy and safety in commercial use, physicians’ willingness to prescribe the product, reimbursement from third-party payers such as government health care systems and insurance companies, the price of the product, the nature of any post-approval risk management plans mandated by regulatory authorities, competition, and marketing and distribution support. Any factors preventing or limiting the market acceptance of our products could have a material adverse effect on our business, results of operations and financial condition.

We are dependent on the success of our product candidates, none of which may receive regulatory approval or be successfully commercialized.

Our success will depend on our ability to successfully commercialize our product pipeline. Products in our pipeline may never receive U.S. regulatory approval for the treatment of planned indications. Even if completed Phase 3 clinical trials and/or Phase 3 clinical trials conducted for U.S. approval show positive results, there can be no assurance that the FDA will approve any product candidate for any given indication for several potential reasons, including failure to follow Good Clinical Practice, or GCP, negative assessment of risk to benefit, unacceptable risk of abuse or diversion, insufficient product quality control and standardization, non-GMP compliant manufacturing facilities and in the absence of a protocol agreed through the FDA’s Special Protocol Assessment process, refusal by FDA to accept our clinical trial design/or failure to agree on appropriate clinical endpoints.

Our ability to successfully commercialize our product candidates will depend on, among other things, our ability to:

•successfully complete pre-clinical studies and clinical trials, including human factors testing requirements and the assessment of abuse potential;

•demonstrate to the FDA and similar foreign regulatory authorities that efficacy of Cannocyn, Cannonych, Oraximax, Renecann or any other product candidates in clinical trials, can be attributed to the investigative product and not exclusively to its interaction with concomitant medications;

•receive regulatory approvals from the FDA and similar foreign regulatory authorities;

•produce, through a validated process, in manufacturing facilities inspected and approved by regulatory authorities, including the FDA, sufficiently large quantities of the product candidate, to permit successful commercialization;

•build and maintain strong sales, distribution and marketing capabilities sufficient to launch commercial sales of our product candidates, or otherwise establish collaborations with third parties for the commercialization of our product candidates;

•secure acceptance of our product candidates from physicians, health care payers, patients and the medical community;

•manage our spending as costs and expenses increase due to clinical trials and commercialization; and

•obtain and enforce sufficient intellectual property for our product candidates.

Our failure or delay with respect to any of the factors above could have a material adverse effect on our business, results of operations and financial condition.

We have not commercialized any products to date.

We have yet to bring a product to market. Even if we obtain regulatory approval for a product, our future success will still depend on our ability to successfully commercialize our products which depends on a number of factors beyond our control, including the willingness of physicians to prescribe our products to patients, payers’ willingness and ability to pay for the drug, the level of pricing achieved, patients’ response to our products, the ability of our marketing partners to generate sales and our ability to manufacture products on a cost effective and efficient basis. If we are not successful in the commercialization of our products, our business, results of operations and financial condition may be harmed.

We expect to face competition from companies with greater resources than we have.

The pharmaceutical industry is highly competitive and subject to rapid change. There are many developers of hemp-based consumer products as well as large, well-funded pharmaceutical companies that do not offer hemp-based products but may do so in the future. Many of these competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than we have. Some of these competitors and potential competitors have more experience than we have in the development of pharmaceutical products, including validation procedures and regulatory matters. If we are unable to compete successfully, our commercial opportunities will be reduced and our business, results of operations and financial conditions may be materially harmed.

Our products contain controlled substances, the use of which may generate public controversy.

Since our other product candidates contain controlled substances, their regulatory approval may generate public controversy. Political and social pressures and adverse publicity could lead to delays in approval of, and increased expenses for our product candidates. These pressures could also limit or restrict the introduction and marketing of our product candidates. Adverse publicity from cannabis misuse or adverse side effects from cannabis or other cannabinoid products may adversely affect the commercial success or market penetration achievable by our product candidates. The nature of our business attracts a high level of public and media interest, and in the event of any resultant adverse publicity, our reputation may be harmed.

We have significant and increasing liquidity needs and may require additional funding.

Our operations have consumed substantial amounts of cash since inception. For the year ended December 31, 2015, we reported a net operating cash outflow of $10,092,767 and a net cash outflow from investing activities of $16,780. For the year ended December 31, 2016, we reported a net operating cash outflow of $5,809,906 and a net cash outflow from investing activities of $0.

Research and development, management and administrative expenses and cash used for operations will continue to be significant and may increase substantially in future connection with new research and development initiatives, clinical trials, product commercialization efforts and as we prepare for the potential commercial launch of our product candidate and continue to grow as a public company. We may need to raise additional capital to fund our operations, continue to conduct clinical trials to support potential regulatory approval of marketing applications, and to fund commercialization of our products.

The amount and timing of our future funding requirements will depend on many factors, including, but not limited to:

•the timing of FDA approval, if any, and approvals of our product candidates, if at all;

•the timing and amount of revenue from sales of our products, or revenue from grants or other sources;

•the rate of progress and cost of our clinical trials and other product development programs;

•costs and timing of completion of expanded in-house manufacturing facilities as well as any outsourced growing and commercial manufacturing supply arrangements for our product candidates;

•costs of operating as a public company;

•the effect of competing technological and market developments; and

•personnel, facilities and equipment requirements.

While we expect to fund our future capital requirements from a number of sources including cash flow from operations, the proceeds from this public offering, the proceeds from the exercise of stock options, we cannot assure you that any of these funding sources will be available to us on favorable terms, or at all. Further, even if we can raise funds from all of the above sources, the amounts raised may not be sufficient to meet our future capital requirements.

We may identify a material weakness in our internal control over financial reporting for future fiscal years. If we do not remediate material weaknesses or are unable to implement and maintain effective internal control over financial reporting in the future, the accuracy and timeliness of our financial reporting may be adversely affected.

We may discover future deficiencies in our internal controls over financial reporting, including those identified through testing conducted by us or subsequent testing by our independent registered public accounting firm. If we are unable to achieve effective internal control over financial reporting, or if our independent registered public accounting firm determines we continue to have a material weakness in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports and the market price of our common stock could decline.

Counterfeit versions of our products could harm our business.

Counterfeiting activities and the presence of counterfeit products in a number of markets and over the Internet continue to be a challenge for maintaining a safe drug supply for the pharmaceutical industry. Counterfeit products are frequently unsafe or ineffective, and can be life-threatening. To distributors and users, counterfeit products may be visually indistinguishable from the authentic version. Reports of adverse reactions to counterfeit drugs along with increased levels of counterfeiting could be mistakenly attributed to the authentic product, affect patient confidence in the authentic product and harm the business of companies such as ours. If our products were to be the subject of counterfeits, we could incur substantial reputational and financial harm.

We depend upon our key personnel and our ability to attract and retain employees.

Our future growth and success depend on our ability to recruit, retain, manage and motivate our employees. The inability to hire or retain experienced management personnel could adversely affect our ability to execute our business plan and harm our operating results. Because of the specialized scientific and managerial nature of our business, we rely heavily on our ability to attract and retain qualified scientific, technical and managerial personnel. The competition for qualified personnel in the pharmaceutical field is intense. Due to this intense competition, we may be unable to continue to attract and retain qualified personnel necessary for the development of our business or to recruit suitable replacement personnel.

Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with FDA regulations, provide accurate information to the FDA, comply with applicable manufacturing standards, comply with other federal and state laws and regulations, report information or data accurately or disclose unauthorized activities to us. Employee misconduct could also involve the improper use of information, including information obtained in the course of clinical trials, or illegal misappropriation of drug product, which could result in government investigations and serious harm to our reputation. It is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

Our proprietary information, or that of our customers, suppliers and business partners, may be lost or we may suffer security breaches.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, clinical trial data, our proprietary business information and that of our customers, suppliers and business partners, and personally identifiable information of clinical trial subjects and employees, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Although to our knowledge we have not experienced any such material security breach to date, any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disrupt our operations, damage our reputation, and cause a loss of confidence in our products and our ability to conduct clinical trials, which could adversely affect our business and reputation and lead to delays in gaining regulatory approvals for our product candidates in the future.

Legislative or regulatory reform of the health care system in the United States and foreign jurisdictions may affect our ability to profitably sell our products, if approved.

Our ability to commercialize our future products successfully, alone or with collaborators, will depend in part on the extent to which coverage and reimbursement for the products will be available from government and health administration authorities, private health insurers and other third-party payers. The continuing efforts of the U.S. and foreign governments, insurance companies, managed care organizations and other payers of health care services to contain or reduce health care costs may adversely affect our ability to set prices for our products which we believe are fair, and our ability to generate revenues and achieve and maintain profitability.

Specifically, in both the United States and some foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the health care system in ways that could affect our ability to sell our products profitably. For example, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or collectively the ACA, enacted in the United States in March 2010, substantially changes the way healthcare is financed by both governmental and private insurers. Proposals have been made to repeal or modify the ACA, but it is not clear at this point whether such proposals will be adopted.

We expect additional federal and state proposals and health care reforms to continue to be proposed by legislators, which could limit the prices that can be charged for the products we develop and may limit our commercial opportunity.

The continuing efforts of government and other third-party payers to contain or reduce the costs of health care through various means may limit our commercial opportunity. It will be time consuming and expensive for us to go through the process of seeking coverage and reimbursement from Medicare and private payers. Our products may not be considered cost effective, and government and third-party private health insurance coverage and reimbursement may not be available to patients for any of our future products or sufficient to allow us to sell our products on a competitive and profitable basis. Our results of operations could be adversely affected by ACA, changes to the ACA, and by other health care reforms that may be enacted or adopted in the future. In addition, increasing emphasis on managed care in the United States will continue to put pressure on the pricing of pharmaceutical products. Cost control initiatives could decrease the price that we or any potential collaborators could receive for any of our future products and could adversely affect our ability to generate revenue in the U.S. market and maintain profitability.

Clinical trials for our product candidates are expensive, time-consuming, uncertain and susceptible to change, delay or termination.

Clinical trials are expensive, time consuming and difficult to design and implement. Even if the results of our clinical trials are favorable, the clinical trials for a number of our product candidates are expected to continue for several years and may take significantly longer to complete. In addition, we, the FDA or other regulatory authorities, including state and local authorities may suspend, delay or terminate our clinical trials at any time, require us to conduct additional clinical trials, require a particular clinical trial to continue for a longer duration than originally planned, require a change to our development plans such that we conduct clinical trials for a product candidate in a different order, e.g., in a step-wise fashion rather than running two trials of the same product candidate in parallel, or the DEA could suspend or terminate the registrations and quota allotments we require in order to procure and handle controlled substances, for various reasons. Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

There is a high rate of failure for drug candidates proceeding through clinical trials.

Generally, there is a high rate of failure for drug candidates proceeding through clinical trials. We may suffer significant setbacks in our clinical trials similar to the experience of a number of other companies in the pharmaceutical and biotechnology industries, even after receiving promising results in earlier trials. Further, even if we view the results of a clinical trial to be positive, the FDA or other regulatory authorities may disagree with our interpretation of the data. In the event that we obtain negative results from clinical trials for our product candidates, or the FDA places a clinical hold on our trials due to potential Chemistry, Manufacturing and Controls issues or other hurdles or does not approve our NDA for our product candidates, we may not be able to generate sufficient revenue or obtain financing to continue our operations, our ability to execute on our current business plan will be materially impaired, our reputation in the industry and in the investment community would likely be significantly damaged and the price of our common stock would likely decrease significantly. In addition, our inability to properly design, commence and complete clinical trials may negatively impact the timing and results of our clinical trials and ability to seek approvals for our drug candidates.

Serious adverse events or other safety risks could require us to abandon development and preclude, delay or limit approval of our product candidates, or limit the scope of any approved label or market acceptance.

If any of our product candidates, prior to or after any approval for commercial sale, cause serious or unexpected side effects, or are associated with other safety risks such as misuse, abuse or diversion, a number of potentially significant negative consequences could result, including:

•regulatory authorities may interrupt, delay or halt clinical trials;

•regulatory authorities may deny regulatory approval of our product candidates;

•we may be required to change the way the product is administered or conduct additional clinical trials;

•our relationships with our collaboration partners may suffer;

•we could be sued and held liable for harm caused to patients; or

•our reputation may suffer. The reputational risk is heightened with respect to those of our product candidates that are being developed for pediatric indications.

We may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to participants or if preliminary data demonstrate that our product candidates are unlikely to receive regulatory approval or unlikely to be successfully commercialized. Furthermore, any of these events may result in labeling statements such as warnings or contraindications. In addition, such events or labeling could prevent us or our partners from achieving or maintaining market acceptance of the affected product and could substantially increase the costs of commercializing our product candidates and impair our ability to generate revenue from the commercialization of these products either by us or by our collaboration partners.

If third parties claim that intellectual property used by us infringes upon their intellectual property, our operating profits could be adversely affected.

There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the pharmaceutical industry. We may, from time to time, be notified of claims that we are infringing upon patents, trademarks, copyrights or other intellectual property rights owned by third parties, and we cannot provide assurances that other companies will not, in the future, pursue such infringement claims against us or any third-party proprietary technologies we have licensed. If we were found to infringe upon a patent or other intellectual property right, or if we failed to obtain or renew a license under a patent or other intellectual property right from a third party, or if a third party that we were licensing technologies from was found to infringe upon a patent or other intellectual property rights of another third party, we may be required to pay damages, including triple damages if the infringement is found to be willful, suspend the manufacture of certain products or reengineer or rebrand our products, if feasible, or we may be unable to enter certain new product markets. Any such claims could also be expensive and time consuming to defend and divert management’s attention and resources. Our competitive position could suffer as a result. In addition, if we have declined to enter into a valid non-disclosure or assignment agreement for any reason, we may not own the invention or our intellectual property, and our products may not be adequately protected. Thus, we cannot guarantee that our product candidates, or our commercialization thereof, does not and will not infringe any third party’s intellectual property.

Risks Related to Our Intellectual Property

We may not be able to adequately protect our product candidates or our proprietary technology in the marketplace.

Our success will depend, in part, on our ability to obtain patents, protect our trade secrets and operate without infringing on the proprietary rights of others. We rely upon a combination of patents, trade secret protection (i.e., know how), and confidentiality agreements to protect the intellectual property of Cannocyn, Cannonych, Oraximax, Renecann and our other product candidates. The strengths of patents in the pharmaceutical field involve complex legal and scientific questions and can be uncertain. Where appropriate, we seek patent protection for certain aspects of our products and technology. Filing, prosecuting and defending patents throughout the world would be prohibitively expensive, so our policy is to patent commercially potential technology in jurisdictions with significant commercial opportunities. However, patent protection may not be available for some of the products or technology we are developing. If we must spend significant time and money protecting, defending or enforcing our patents, designing around patents held by others or licensing, potentially for large fees, patents or other proprietary rights held by others, our business, results of operations and financial condition may be harmed. We may not develop additional proprietary products that are patentable.

Many companies have encountered significant problems in protecting, defending and enforcing intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property rights, particularly those relating to pharmaceuticals, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

Risks Related to Controlled Substances

Controlled substance legislation differs between countries and legislation in certain countries may restrict or limit our ability to sell hemp-based consumer products.

Most countries are parties to the Single Convention on Narcotic Drugs 1961, which governs international trade and domestic control of narcotic substances, including cannabis extracts. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to our obtaining regulatory approval for our hemp-based consumer products in those countries. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit our hemp-based consumer products to be marketed, or achieving such amendments to the laws and regulations may take a prolonged period of time. In the case of countries with similar obstacles, we would be unable to market our hemp-based consumer products in countries in the near future or perhaps at all if the laws and regulations in those countries do not change.

The product candidates we are developing will be subject to U.S. controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during clinical development and post approval, and our financial condition.

The product candidates we are developing contain controlled substances as defined in the federal Controlled Substances Act of 1970, or CSA. Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Pharmaceutical products approved for use in the United States which contain a controlled substance are listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription.

While cannabis is a Schedule I controlled substance, products approved for medical use in the United States that contain cannabis or cannabis extracts should be placed in Schedules II-V, since approval by the FDA satisfies the “accepted medical use” requirement. If and when any of our product candidates receive FDA approval, the DEA will make a scheduling determination and place the product in a schedule other than Schedule I in order for it to be prescribed to patients in the United States.

DEA registration and inspection of facilities. Facilities conducting research, manufacturing, distributing, importing or exporting, or dispensing controlled substances must be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA to prevent drug loss and diversion. All these facilities must renew their registrations annually, except dispensing facilities, which must renew every three years. The DEA conducts periodic inspections of certain registered establishments that handle controlled substances. Obtaining the necessary registrations may result in delay of the importation, manufacturing or distribution of our product candidates. Furthermore, failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings.

State-controlled substances laws. Individual states have also established controlled substance laws and regulations. Though state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule our product candidates as well. While some states automatically schedule a drug based on federal action, other states schedule drugs through rulemaking or a legislative action. State scheduling may delay commercial sale of any product for which we obtain federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product. We or our partners must also obtain separate state registrations, permits or licenses in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law.

Clinical trials. Because our hemp-based products contain cannabis extracts, which are Schedule I substances, to conduct clinical trials with in the United States prior to approval, each of our research sites must submit a research protocol to the DEA and obtain and maintain a DEA researcher registration that will allow those sites to handle and dispense our products and to obtain the product from our importer. If the DEA delays or denies the grant of a research registration to one or more research sites, the clinical trial could be significantly delayed, and we could lose clinical trial sites. The importer for the clinical trials must also obtain a Schedule I importer registration and an import permit for each import.

Manufacture in the United States. If, because of a Schedule II classification or voluntarily, we were to conduct manufacturing or repackaging/relabeling in the United States, our contract manufacturers would be subject to the DEA’s annual manufacturing and procurement quota requirements. Any delay or refusal by the DEA in establishing our, or our contract manufacturers’, procurement and/or production quota for controlled substances could delay or stop our clinical trials or product launches, which could have a material adverse effect on our business, financial position and operations.

Distribution in the United States. If any of our product candidates is scheduled as Schedule II or III, we would also need to identify wholesale distributors with the appropriate DEA and state registrations and authority to distribute the product to pharmacies and other health care providers. We would need to identify distributors to distribute the product to pharmacies; these distributors would need to obtain Schedule II or III distribution registrations. The failure to obtain, or delay in obtaining, or the loss any of those registrations could result in increased costs to us. If any of our product candidates is a Schedule II drug, pharmacies would have to maintain enhanced security with alarms and monitoring systems and they must adhere to recordkeeping and inventory requirements. This may discourage some pharmacies from carrying either or both of these products. Furthermore, state and federal enforcement actions, regulatory requirements, and legislation intended to reduce prescription drug abuse, such as the requirement that physicians consult a state prescription drug monitoring program may make physicians less willing to prescribe, and pharmacies to dispense, Schedule II products.

The approval and use of medical and recreational marijuana in various U.S. states may impact our business.

There is a substantial amount of change occurring in various states of the United States regarding the use of medical and recreational marijuana. While marijuana is a Schedule I substance as defined under federal law, and its possession and use is not permitted according to federal law, a number of individual states have enacted state laws to enable possession and use of marijuana for medical purposes, and in some states for recreational purposes also. Our business is quite distinct from that of crude herbal marijuana, however, our prospects may be impacted by developments of these laws at the state level in the United States.

Risks Related to our Stockholders and Shares of Common Stock

We are controlled by our management.

Our management currently beneficially owns a majority share of the issued and outstanding Common Stock of the Company. Consequently, management has the ability to influence control of the operations of the Company and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•Election of our board of directors (the “Board of Directors”);

• Removal of directors;

•Amendment to the Company’s articles of incorporation or bylaws; and

•Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

We have never paid dividends on our Common Stock.

We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Registrant to further its business strategy.

Our stockholders may engage in a transaction to cause the Company to repurchase its shares of Common Stock.

In order to provide an interest in the Company to third parties, our stockholders may choose to cause the Company to sell Company securities to one or more third parties, with the proceeds of such sale(s) being utilized by the Company to repurchase shares of Common Stock held by it. As a result of such transaction(s), our management, stockholder(s) and Board of Directors may change.

We have issued Preferred Stock.

Our Articles of Incorporation authorizes the issuance of up to 5,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by the Board of Directors. There are currently 1,000,000 shares of Preferred Stock outstanding. The holders of our Preferred Stock have voting control of the Company. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. See “Description of Capital Stock” for more information.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents we incorporate by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, included or incorporated in this prospectus regarding our strategy, future operations, clinical trials, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. See “Risk Factors” in this prospectus for more information. These factors and the other cautionary statements made in this prospectus and the documents we incorporate by reference should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus and the documents we incorporate by reference. In addition, any forward-looking statements represent our estimates only as of the date that this prospectus is filed with the SEC and should not be relied upon as representing our estimates as of any subsequent date. We do not assume any obligation to update any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Except as otherwise provided in an applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures and repayment or refinancing of all or a portion of our debt.

We have not yet determined the amount or timing of the expenditures for each of the categories listed above and these expenditures may vary significantly depending on a variety of factors. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will retain broad discretion in the allocation and the use of the net proceeds of this offering.

DESCRIPTION OF CAPITAL STOCK

The following information describes the Company’s capital stock and the provisions of the Company’s articles of incorporation and bylaws. This description is only a summary. You should read and refer to the Company’s articles of incorporation and bylaws, the forms of which have been filed with the SEC and are incorporated herein by reference. See “Where You Can Find More Information; Incorporation by Reference.”

General

The Company’s authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of stock, par value $0.0001 per share, which may be designated as one or more series of preferred stock by resolution or resolutions providing for the issuance of such series adopted by the Company’s Board.

Common Stock

The holders of common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Generally, all matters to be voted on by stockholders must be approved by a majority in voting power of the stock having voting power present in person or represented by proxy. However, questions governed expressly by provisions of the articles of incorporation, bylaws, applicable stock exchange rules or applicable law require approval as set forth in the applicable governing document, stock exchange rule or law. The election of directors shall be by plurality vote, and there is no cumulative voting for the election of directors.

The holders of common stock will be entitled to such dividends and other distributions of cash or any other right or property as may be declared by the Board out of the assets or funds legally available for such dividends or distributions.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, holders of common stock would be entitled to share ratably, based upon the number of shares held, in assets that are legally available for distribution to stockholders after payment of liabilities. If there is any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences.

The Company’s articles of incorporation provides that holders of common stock shall not have any preference, preemptive right, or right of subscription, other than to the extent, if any, the Board may determine from time to time.

As of August 18, 2017, there were 52,569,441 shares of common stock outstanding.

Preferred Stock

The Board has the authority to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the designation and powers, rights and preferences and qualifications, limitations, or restrictions with respect to each class or series of such class without further vote or action by the stockholders, none of which are outstanding. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Of the 5,000,000 authorized preferred shares, 4,000,000 are undesignated “blank check” preferred stock. The Company may issue such preferred shares and designate the rights, privileges and preferences of such shares at the time of designation and issuance. As of December 31, 2016 and December 31, 2015 there are -0- and 1,000,000 shares of undesignated preferred shares issued and outstanding, respectively

Series A Convertible Preferred Stock

The Company also has authorized 1,000,000 shares of Series A Convertible Preferred Stock. Each share of the Series A Convertible Preferred Stock is convertible into five (5) shares of the Company’s common stock at any time at the discretion of the holder. The Series A Convertible Preferred Stock provides for a liquidation preference as follows: In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a “Liquidation”), the assets of the Company available for distribution to its stockholders shall be distributed as follows. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, prior to the holders of the other series of preferred stock, if any, and prior and in preference to any distribution of the assets or surplus funds of the Company to the holders of any other shares of stock of the Company by reason of their ownership of such stock: (i) all shares of common stock of any subsidiary of the Company which are held by the Company: and (ii) an amount equal to $1.00 per share with respect to each share of Series A Convertible Preferred stock, plus all declared but unpaid dividends with respect to such share. The Series A Convertible Preferred Stock also contains super-majority voting rights and a number of protective covenants. As of December 31, 2016 and 2015 there are 0 and 1,000,000 Series A Convertible Preferred shares issued and outstanding; respectively.

On August 15, 2016 the Company issued 1,000,000 shares of its Series A Convertible Preferred Stock in exchange for 1,000,000 shares of its Undesignated Preferred Stock. The Undesignated Preferred Stock was held by Sanammad Foundation and MJNA Investment Holdings, LLC (500,000 shares each), which parties together own a majority of the common stock of the Company. Under the terms of the exchange, the 1,000,000 shares of Series A Convertible Preferred received in the exchange were immediately converted into 5,000,0000 restricted shares of the Company’s common stock (2,500,000 shares for each of Sanammad Foundation and MJNA Investment Holdings, LLC). As a result, the Series A Convertible Preferred Stock is retired and no longer available for future issuance.

Series B Convertible Preferred Stock

On August 17, 2016 the Company designated up to 500,000 shares of a new Series B Convertible Preferred Stock (“Series B Preferred Stock”). The holders of the Series B Preferred Stock are entitled to elect three members to the Company’s board of directors and are entitled to cast 100 votes per share on all other matters presented to the shareholders for a vote. Each share of Series B Convertible Preferred Stock is convertible into one share of the Company’s common stock. The Series B Convertible Preferred designation contains a number of protective and restrictive covenants that restrict the Company from taking a number of actions without the prior approval of the holders of the Series B Preferred Stock or the unanimous vote of all three Series B Directors.

On August 18, 2016 the Company issued all 500,000 shares of its newly designated Series B Preferred Stock to Sanammad Foundation in exchange for cash of $50,000. As the holders of the Series B Preferred Stock, Sanammad has designated the current directors, Dr. George E. Anastassov, Dr. Phillip A. Van Damme and Mr. Lekhram Changoer as their three Series B Directors.

Series C Convertible Preferred Stock

On August 17, 2016 the Company designated up to 500,000 shares of a new Series C Convertible Preferred Stock (“Series C Preferred Stock”). The holders of the Series C Preferred Stock are entitled to elect four members to the Company’s board of directors and are entitled to cast 100 votes per share on all other matters presented to the shareholders for a vote. Each share of Series C Convertible Preferred Stock is convertible into one share of the Company’s common stock. The Series C Convertible Preferred Stock designation contains a number of protective and restrictive covenants that restrict the Company from taking a number of actions without the prior approval of the holders of the Series C Preferred Stock or the unanimous vote of all four Series C Directors. If at any time there are four Series C Directors, one such director must be independent as that term is defined in the Series C designation. Any challenge to the independence of a Series C Director is a right conferred only upon the holders of the Series B Convertible Preferred Stock and may only be made by the holders of the Series B Convertible Preferred Stock.

On August 18, 2016 the Company issued all 500,000 shares of its newly designated Series C Preferred Stock to MJNA Investment Holdings, LLC in exchange for cash of $65,000. At this time the holders of the Series C Preferred Stock have decided not to elect any Series C Directors.

Provisions of the Company’s Certificate of Incorporation, Bylaws and Delaware Law that May Have an Anti-Takeover Effect

Nevada Anti-Takeover Statute. In addition, because we are incorporated in Nevada, we are governed by the provisions of Sections 78.411 to 78.444 of the Nevada Revised Statutes, which limit the ability of stockholders owning in excess of 10% of our outstanding voting stock to merge or combine with us in certain circumstances.

Any provision of our articles of incorporation or amended and restated bylaws or Nevada law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of common stock, and could also affect the price that some investors are willing to pay for our common stock.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.

Options

As of August 18, 2017, there were 9,856,000 unissued shares of common stock available under the Company’s 2015 Stock Incentive Plan.

Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to compliance with federal and state law. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital, or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock, and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Transfer Agent

The transfer agent and registrar for our common stock is Action Stock Transfer Corporation. The transfer agent and registrar’s address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121 and its telephone number is 1-801-274-1088.

Dividend Policy

We have never paid cash dividends on our common stock and have no current plan to do so in the foreseeable future. The declaration and payment of dividends on our common stock are subject to the discretion of the Board and are further limited by our credit agreements and other contractual agreements we may have in place from time to time. The decision of the Board to pay future dividends will depend on general business conditions, the effect of a dividend payment on our financial condition, and other factors our Board may consider relevant. The current policy of the Board is to reinvest cash generated in our operations to promote future growth and to fund potential investments.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered pursuant to this prospectus in any manner specified in a prospectus supplement or in any of the following manners:

•directly to purchasers;

•to or through underwriters;

•through dealers or agents; or

•through a combination of methods.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction.

The prospectus supplement with respect to securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price of the securities, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed. Also, if applicable, we will describe in the prospectus supplement how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations with respect to the auction.

If an underwriter is used in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the OTCQB which is not considered a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the shares offered by this prospectus has been passed upon by Procopio, Cory, Hargreaves & Savitch LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of RBSM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.aximbiotech.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-54296) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2016 filed on April 17, 2017, as amended by a Form 10-K/A filed on April 19, 2017 and a Form 10-K/A filed on September 14, 2017;

(2)

Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed on May 22, 2017, as amended by a Form 10-K/A filed on September 14, 2017, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed on August 21, 2017, as amended by a Form 10-K/A filed on September 14, 2017;

(3)	Our Current Reports on Form 8-K filed on January 10, 2017, January 19, 2017, March 22, 2017, March 28, 2017, May 15, 2017, May 17, 2017, and June 16, 2017 (as amended on June 26, 2017);

(4)

The description of our common stock contained in our Registration Statement on Form 10-12G filed on March 10, 2011, including any amendments or reports filed for the purpose of updating such description; and

(5)	All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information below. We will provide copies of the exhibits to these filings only if they are specifically incorporated by reference in these filings.

AXIM Biotechnologies, Inc.

45 Rockefeller Plaza, 20th Floor, Suite 83

New York, NY 10111

Attn: Investor Relations

(844) 294-6246